DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be 0.25% for the following Funds:

ACTIVELY MANAGED FUNDS

Direxion Auspice Broad Commodity Strategy ETF
Direxion Bitcoin Shares

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion All Cap Insider Sentiment Shares
Direxion Zacks MLP High Income Index Shares
Direxion Factor Dog ETF

150/50 FUNDS

Direxion Russell 1000® Value Over Growth ETF
Direxion Russell 1000® Growth Over Value ETF
Direxion Russell Large Over Small Cap ETF
Direxion Russell Small Over Large Cap ETF
Direxion MSCI USA Cyclical Over Defensive ETF
Direxion MSCI USA Defensive Over Cyclical ETF
Direxion MSCI Emerging Over Developed Markets ETF
Direxion MSCI Developed Over Emerging Markets ETF
Direxion FTSE/Russell International Over US ETF
Direxion FTSE/Russell US Over International ETF

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares
Direxion Daily 20+ Year Treasury Bear 1X Shares
Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily Municipal Bond Taxable Bear 1X Shares
Direxion Daily Small Cap Bear 1X Shares
Direxion Daily Total Bond Market Bear 1X Shares
Direxion Daily CSI 300 China A Share Bear 1X Shares
Direxion Daily CSI China Internet Index Bear 1X Shares
Direxion Daily MSCI China A Bear 1X Shares
Direxion Daily Emerging Markets Bond Bear 1X Shares
Direxion Daily MSCI Real Estate Bear 1X Shares

LEVERAGED FUNDS

1.25X Funds

PortfolioPlus S&P 500® ETF
PortfolioPlus S&P® Small Cap ETF
PortfolioPlus S&P® Mid Cap ETF
PortfolioPlus Developed Markets ETF
PortfolioPlus Emerging Markets ETF
PortfolioPlus Real Estate ETF
PortfolioPlus 20+ Year Treasury ETF
Direxion 1.25X High Beta/Low Volatility Index ETF
Direxion 1.25X State Street GX Dynamic Allocation ETF

1.5X Funds

Direxion Factor Dog Bull 1.5X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily Small Cap Bull 2X Shares
Direxion Daily Emerging Markets Bond Bull 2X Shares	Direxion Daily Emerging Markets Bond Bear 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI China A Bull 2X Shares
Direxion Daily MSCI European Financials Bull 2X Shares
Direxion Daily High Yield Bear 2X Shares
Direxion Daily TIPS Bull 2X Shares
Direxion Daily Dow Jones Internet Bull 2X Shares
Direxion Daily Factor Dog Bull 2X Shares
Direxion Daily Lithium & Battery Tech Bull 2X Shares
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 2X Shares
Direxion Daily Preferred Stock Bull 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily MSCI Brazil Bull 3X Shares
Direxion Daily FTSE China Bull 3X Shares	Direxion Daily FTSE China Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily MSCI Developed Markets Bull 3X Shares	Direxion Daily MSCI Developed Markets Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares	Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Gold Miners Index Bull 3X Shares	Direxion Daily Gold Miners Index Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily MSCI India Bull 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Municipal Bond Taxable Bull 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares	Direxion Daily MSCI Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares	Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily MSCI Japan Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares	Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares	Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares
Direxion Daily Emerging Markets Bond Bear 3X Shares
Direxion Daily Dow 30 Bull 3X Shares	Direxion Daily Dow 30 Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily MSCI Canada Bull 3X Shares	Direxion Daily MSCI Canada Bear 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares	Direxion Daily Aerospace & Defense Bear 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares	Direxion Daily MSCI Mexico Bear 3X Shares
Direxion Daily Transportation Bull 3X Shares	Direxion Daily Transportation Bear 3X Shares
Direxion Daily Industrials Bull 3X Shares	Direxion Daily Industrials Bear 3X Shares
Direxion Daily Metals & Mining Bull 3X Shares	Direxion Daily Metals & Mining Bear 3X Shares
Direxion Daily MSCI Italy Bull 3X Shares	Direxion Daily MSCI Italy Bear 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares	Direxion Daily Pharmaceutical & Medical Bear 3X Shares
Direxion Daily EURO STOXX 50® Bull 3X Shares	Direxion Daily EURO STOXX 50® Bear 3X Shares
Direxion Daily TIPS Bull 3X Shares	Direxion Daily TIPS Bear 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Factor Dog Bull 3X Shares
Direxion Daily Lithium & Battery Tech Bull 3X Shares
Direxion Daily Robotics, Artificial Intelligence & Automation Index Bull 3X Shares
Direxion Daily Preferred Stock Bull 3X Shares
Direxion Daily Communication Services Index Bull 3X Shares	Direxion Daily Communication Services Index Bear 3X Shares

Up to 0.25% of average daily net assets. The current authorized maximum annualized fee is 0% of average daily net assets.

Last Updated: November 20, 2018